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                                                                          021997
                             RELIANCE SAVINGS BANK
                         RECOGNITION AND RETENTION PLAN


                                   ARTICLE I
                           ESTABLISHMENT OF THE PLAN

     1.01 Reliance Savings Bank (the "Bank") hereby establishes this Recognition and Retention Plan (the "Plan") upon the terms and conditions hereinafter stated in this Recognition and Retention Plan Agreement (the "Agreement").


                                   ARTICLE II
                              PURPOSE OF THE PLAN

     2.01 The Purpose of the Plan is to retain officers of experience and ability by providing such persons with a proprietary interest in the Company as compensation for their contributions to the Bank and its Affiliates and as an incentive to make such contributions and to promote the Bank's growth and profitability in the future.


                                  ARTICLE III
                                  DEFINITIONS

     The following words and phrases when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meanings set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

     3.01 "Affiliate" means the Company and those subsidiaries of the Bank or Company which, with the consent of the Board, agree to participate in this Plan.

     3.02       "Bank" means Reliance Savings Bank.

     3.03 "Beneficiary" means the person or persons designated by a Recipient to receive any benefits payable under the Plan in the event of such Recipient's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient's surviving spouse, if any or if none, his estate.

     3.04       "Board" means the Board of Directors of the Bank.

     3.05 "Committee" means a committee consisting of two or more Non-Employee Directors appointed by the Board pursuant to Article IV hereof. "Non-Employee Director," as defined in
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Rule 16b-3 promulgated by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), means a director who (i) is not currently an officer or otherwise employed by the Company or the Bank, or a parent or other subsidiary of the Company, (ii) does not receive compensation for consulting services or in any other capacity from the Company or the Bank in excess of $60,000 in any one year, and (iii) does not possess an interest in and is not engaged in business relationships required to be reported under Items 404(a) or 404(b) of Regulations S-K promulgated under the Exchange Act.

     3.06 "Common Stock" means shares of the common stock, $1.00 par value per share, of the Company.

     3.07       "Company" shall mean Reliance Bancshares, Inc.

     3.08 "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee or Director to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said participant's lifetime.

     3.9 "Employee" means any person who is currently employed by the Bank or an Affiliate, including officers.

     3.10 "Plan Shares" means shares of Common Stock issued or issuable to a Recipient pursuant to the Plan.

     3.11 "Plan Share Award" means a right granted under this Plan to earn Plan Shares.

     3.12 "Plan Share Reserve" means the shares of Common Stock held by the Bank pursuant to Sections 5.01 and 5.02.

     3.13 "Recipient" means an Employee who receives a Plan Share Award under the Plan.

     3.14 "Retirement" means termination of employment or service which constitutes normal retirement or early retirement under the employee stock ownership plan maintained by the Bank or by reaching age 65, or such later retirement as may be agreed upon between the Bank and the Employee.





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                                   ARTICLE IV
                           ADMINISTRATION OF THE PLAN

     4.01 Role of the Committee. The Plan shall be administered and interpreted by the Committee, which shall have all of the powers allocated to it in this and other Sections of the Plan. The interpretation and construction by the Committee of any provisions of the Plan or of any Plan Share Award granted hereunder shall be final and binding. The Plan shall be administered by the Committee in accordance with its terms. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. The Committee shall report its actions and decisions with respect to the Plan to the Board at appropriate times, but in no event less than one time per calendar year.

     4.02 Role of the Board. The members of the Committee shall be appointed or approved by, and will serve at the pleasure of, the Board. The Board may in its discretion from time to time remove members from, or add members to, the Committee. The Board shall have all of the powers allocated to it in this and other Sections of the Plan.

     4.03 Limitation on Liability. No member of the Board or the Committee shall be liable for any determination made in good faith with respect to the Plan or any Plan Shares or Plan Share Awards granted under it. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Bank shall indemnify such member against expense (including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Bank and its Affiliates and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.


                                   ARTICLE V
                  PURCHASE OF COMMON STOCK; PLAN SHARE RESERVE

     5.01 Purchase of Common Stock; Creation of Plan Share Reserve. Following Shareholder approval of the Plan, the Bank shall purchase 102,494 shares of Common Stock. No contributions by Employees shall be permitted. Any earnings received with respect to Common Stock held in the Reserve shall be held in an interest-bearing account, except that any earnings received with respect to





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Common Stock subject to a Plan Share Award shall be distributed directly by the
Company to the individual Recipient.

     5.02 Effect of Allocations, Returns and Forfeitures Upon Plan Share Reserves. Upon the allocation of Plan Share Awards under Section 6.02 the Plan Share Reserve shall be reduced by the number of Shares subject to the Awards so allocated. Any Shares subject to an Award which may not be earned because of a forfeiture by the Recipient pursuant to Section 7.01 shall be returned (added) to the Plan Share Reserve.


                                   ARTICLE VI
                            ELIGIBILITY; ALLOCATIONS

     6.01 Eligibility. Inside Directors and Management Officers of the Bank and its Affiliates are eligible to receive Plan Share Awards.

     6.02 Allocations. The Committee may determine which of the Inside Directors and Management Officers will be granted Plan Share Awards and the number of Shares covered by each Award, provided, however, that the number of Shares covered by such Awards may not exceed the number of Shares in the Plan Share Reserve immediately prior to the grant of such Awards, and provided further, that in no event shall any Awards be made which will violate the Charter, Bylaws or any applicable federal or state law or regulation. In the event Plan Shares are forfeited for any reason, such Shares shall remain in the Plan Share Reserve until used to satisfy subsequent Awards or until the termination of the Plan.

     6.03 Form of Allocation. The recipients shall be notified in writing of the grant of a Plan Share Award. Such notice shall include the number of Plan Shares covered by the Award, and the terms upon which the Plan Shares subject to the Award may be earned. The Committee shall maintain records as to all grants of Plan Share Awards under the Plan.

     6.04 Allocations Not Required. Notwithstanding anything to the contrary in Sections 6.01 and 6.02, no Inside Director or Management Officer shall have any right or entitlement to receive a Plan Share Award hereunder, such Awards being at the total discretion of the Committee and the Board, nor shall the Inside Directors or Management Officers as a group have such a right. The Committee may, with the approval of the Board (or, if so directed by the Board, may) return all Common Stock in the Plan Share Reserve to the Company at any time.





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                                  ARTICLE VII
             EARNING AND DISTRIBUTION OF PLAN SHARES; VOTING RIGHTS

     7.01       Earning Plan Shares; Forfeitures.

     (a) General Rules. Unless the Committee shall specifically state to the contrary at the time a Plan Share Award is granted, Plan Shares subject to an Award shall be earned by a Recipient at the rate of thirty-three and one third percent (33 1/3%) of the aggregate number of Shares covered by the Award at the end of each full twelve months of consecutive employment or service (in the case of a Director) with the Bank or an Affiliate after the date of grant of the Award. If the employment of a Recipient is terminated prior to the date the Recipient earns the full Award for any reason (except as specifically provided in Subsections (b) and (c) below), the Recipient shall forfeit the right to earn any Shares subject to the Award which have not theretofore been earned. In determining the number of Plan Shares which are earned, fractional shares shall be rounded down to the nearest whole number, provided that such fractional shares shall be aggregated and earned, on the last anniversary on which the Plan Share Award vests.

     (b) Exception for Terminations Due to Death, Disability and Retirement. Notwithstanding the general rule contained in Section 7.01(a) above, all Plan Shares subject to a Plan Share Award held by a Recipient whose employment with the Bank or an Affiliate terminates due to death, Disability or Retirement, shall be deemed earned as of the Recipient's last day of employment with the Bank or an Affiliate.

     (c)        Exception for Terminations After a Change in Control.
Notwithstanding the general rule contained in Section 7.01(a) above, all Plan Shares subject to a Plan Share Award held by a Recipient whose employment with the Bank or an Affiliate terminates following a Change in Control of the Bank or Company, shall be deemed earned as of the Recipient's last day of employment with the Bank or an Affiliate. For purposes of determining under the Plan whether there has been a Change in Control of the Bank or the Holding Company, a "Change in Control" of the Bank or the Holding Company means a "Change in Control" of a nature that (i) would be required to be reported in response to
Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act; or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the effective date of this Plan; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or





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indirectly, of securities of the Bank or the Company representing 20% or more of the Bank's or the Company's outstanding securities ordinarily having the right to vote at the election of directors except for any securities of the Bank purchased by the Company in connection with the conversion of the Bank to the stock form and any securities purchased by the Bank's employee stock benefit plans; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board"), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's shareholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a Plan of reorganization, a merger, consolidation, sale or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs; or (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or the Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed; or (e) a tender offer is made for 20% or more of the voting securities of the Bank or the Company.

     (d) Revocation for Misconduct. Notwithstanding anything hereinafter to the contrary, the Committee may by resolution immediately revoke, rescind and terminate any Plan Share Award, or portion thereof, previously awarded under this Plan, to the extent Plan Shares have not been delivered thereunder to the Recipient, whether or not yet earned, in the case of an Employee who is discharged from the Bank or an Affiliate for cause (as hereinafter defined), or who is discovered after termination of employment or service to have engaged in conduct that would have justified termination for cause. "Cause" is defined as personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) which results in a material loss to the Bank or Company or a final cease and desist order.

     7.02 Payment of Dividends. Whenever Plan Shares are granted to a Recipient or Beneficiary under Section 6.02, such Recipient or Beneficiary shall also become entitled to receive, with respect to each Plan Share awarded, any dividends declared and paid with respect to a share of Common Stock between the date the relevant Plan Share Award was granted and the date the Plan Shares are being





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distributed.  The Bank may withhold from any payment or distribution of dividends sufficient amounts to cover any applicable withholding and employment taxes.

     7.03       Distribution of Plan Shares.

                (a) Timing of Distributions: General Rule. Plan Shares shall be distributed to the Recipient or his Beneficiary, as the case may be, as soon as practicable after they have been earned.

                (b) Form of Distribution. All Plan Shares, together with any shares representing stock dividends, shall be distributed in the form of Common Stock. One share of Common Stock shall be given for each Plan Share earned and payable.

                (c) Withholding. The Bank may withhold from any payment or distribution made under this Plan sufficient amounts of cash or shares of Common Stock to cover any applicable withholding and employment taxes, and if the amount of such payment is insufficient, the Bank may require the Recipient or Beneficiary to pay to the Bank the amount required to be withheld as a condition of delivering the Plan Shares.

     7.04 Voting of Plan Shares. After a Plan Share Award has been granted, the Recipient shall be entitled to direct the Committee as to the voting of the Plan Shares which are covered by the Plan Share Award and which have not yet been earned and distributed to him pursuant to Section 7.03, subject to rules and procedures adopted by the Committee for this purpose. All shares of Common Stock as to which Recipients are not entitled to direct, or have not directed, the voting, shall be voted by the Committee in the same proportion as Plan Shares which have been awarded and voted.


                                  ARTICLE VIII
                                 MISCELLANEOUS

     8.01 Adjustments for Capital Changes. In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the Committee shall adjust the aggregate number of Plan Shares available for issuance pursuant to the Plan and shall adjust the number of shares to which any Plan Share Award relates to prevent dilution or enlargement of the rights granted to the Recipient under the Plan.

     8.02 Amendment and Termination of Plan. The Board may, by resolution, at any time amend or terminate the Plan. The Board may





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determine that shareholder approval of any amendment to this Plan may be advisable for any reason including but not limited to, for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange listing requirements.

     8.03 Nontransferable. Plan Share Awards and rights to Plan Shares shall not be transferable by a Recipient, and during the lifetime of the Recipient, Plan Shares may only be earned by and paid to the Recipient who was notified in writing of the Award by the Committee pursuant to Section 6.03.

     8.04 Employment Rights. Neither the Plan nor any grant of a Plan Share Award or Plan Shares hereunder no any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee to continue in the employ of the Bank or an Affiliate thereof, or the Company.

     8.05 Voting and Dividend Rights. No Recipient shall have any voting or dividend rights or other rights of a shareholder in respect of any Plan Shares covered by a Plan Share Award, except as expressly provided in Sections
7.02 and 7.04 above, prior to the time said Plan Shares are actually distributed to him.

     8.06 Governing Law. The Plan shall be governed by the laws of the State of Wisconsin to the extent not pre-empted by the laws of the United States as now or hereafter in effect.

     8.07 Effective Date. This Plan is effective as of the date the Plan is approved by shareholders at an annual or special meeting of the shareholders (the "Effective Date"). The Plan shall also be presented to shareholders of the Company for ratification for purposes of maintaining listing on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System.

     8.08 Term of Plan. This Plan shall remain in effect until the earlier of (1) 21 years from the Effective Date or (2) termination by the Board. Termination of the Plan shall not affect any Plan Share Awards previously granted, and such Awards shall remain valid and in effect until they have been earned and paid, or by their terms expire or are forfeited.





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     8.09       Compliance with Section 16.  With respect to persons subject to
Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     IN WITNESS WHEREOF, the Bank has caused this Plan and to be executed by its duly authorized officer and the corporate seal to be affixed and duly attested, as of the ____ day of ____________________, 1997.


                                                 By:___________________________




_________________Attest:



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